Exhibit 99

Snap-on Announces Third Quarter 2023 Results

Sales of $1,159.3 million up 5.2% from Q3 2022, organic sales up 4.7%;

Operating margin before financial services of 21.2% reflects an increase of 90 basis points;

Diluted EPS of $4.51 represents a gain from Q3 2022 of 8.9%

KENOSHA, Wis.--(BUSINESS WIRE)--October 19, 2023--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2023.

  Net sales of $1,159.3 million in the third quarter of 2023 represented an increase of $56.8 million, or 5.2%, from 2022 levels, reflecting a $52.4 million, or 4.7%, organic sales gain and $4.4 million of favorable foreign currency translation.
  Operating earnings before financial services for the quarter of $245.2 million compared to $223.5 million in 2022. As a percentage of net sales, operating earnings before financial services were 21.2% in the third quarter compared to 20.3% last year, reflecting an improvement of 90 basis points.
  Financial services revenue in the quarter of $94.9 million compared to $87.3 million in 2022; financial services operating earnings of $69.4 million compared to $66.4 million last year.
  Consolidated operating earnings for the quarter of $314.6 million, or 25.1% of revenues (net sales plus financial services revenue), compared to $289.9 million, or 24.4% of revenues, last year.
  The third quarter effective income tax rate was 22.6% in 2023 and 21.6% in 2022.
  Net earnings in the quarter of $243.1 million, or $4.51 per diluted share, compared to net earnings of $223.9 million, or $4.14 per diluted share, a year ago.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.

“We’re encouraged by our third quarter as it reflects ongoing advancement in sales, profitability, and earnings in a continually changing environment, and it demonstrates the wide-ranging and considerable strengths that mark each of our operating segments,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Achieved in a period of variability, we believe our performance confirms the resilience of our markets and illustrates the diverse opportunities along our runways for growth, in both our activities within automotive repair and with those outside the garage, particularly in our businesses serving critical industries, which continue to display significant progress. At the same time, we are maintaining and fortifying our decisive advantages by leveraging our Snap-on Value Creation Processes. In that regard, we were again honored with product awards from both Motor Magazine and Professional Tool & Equipment News. Period after period, the innovations identified by our sales organizations through customer connection and developed by our engineering teams solve essential tasks, create excitement for our customers, reinforce the strength of the Snap-on brand, and help drive our unrelenting improvement. As always, I want to thank our franchisees and associates worldwide for their notable contributions, their steadfast dedication, and their unwavering confidence in our future.”

Segment Results

Commercial & Industrial Group segment sales of $366.4 million in the quarter compared to $356.8 million last year, reflecting an $11.2 million, or 3.2%, organic sales gain, partially offset by $1.6 million of unfavorable foreign currency translation. The organic increase is primarily due to higher activity with customers in critical industries, partially offset by lower sales in the segment’s Asia Pacific operations.

Operating earnings of $58.1 million in the period, including $2.9 million of unfavorable foreign currency effects, compared to $52.3 million in 2022. The operating margin (operating earnings as a percentage of segment sales) improved 120 basis points to 15.9% in the quarter from 14.7% last year.

Snap-on Tools Group segment sales of $515.4 million in the quarter compared to $496.6 million last year, reflecting an $18.3 million, or 3.7%, organic sales increase and $0.5 million of favorable foreign currency translation. The organic gain is comprised of higher sales in both the international and U.S. operations.

Operating earnings of $113.4 million in the period, including $2.7 million of unfavorable foreign currency effects, compared to $102.2 million in 2022. The operating margin improved 140 basis points to 22.0% in the quarter from 20.6% a year ago.

Repair Systems & Information Group segment sales of $431.8 million in the quarter compared to $414.0 million last year, reflecting a $13.0 million, or 3.1%, organic sales increase and $4.8 million of favorable foreign currency translation. The organic gain includes higher sales of undercar equipment and increased sales of diagnostic and repair information products to independent repair shop owners and managers, partially offset by lower activity with OEM dealerships.

Operating earnings of $104.9 million in the period, including $0.2 million of favorable foreign currency effects, compared to $95.4 million in 2022. The operating margin improved 130 basis points to 24.3% in the quarter from 23.0% last year.

Financial Services operating earnings of $69.4 million on revenue of $94.9 million in the quarter compared to operating earnings of $66.4 million on revenue of $87.3 million a year ago. Originations of $305.2 million in the period represented an increase of $5.0 million, or 1.7%, from 2022 levels.

Corporate expenses in the third quarter of $31.2 million compared to $26.4 million last year.

Outlook

We believe that our markets and our operations possess and have demonstrated continuing and considerable resilience against the uncertainties of the current environment. For the remainder of 2023, Snap-on expects to make ongoing progress along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, we project that capital expenditures in 2023 will approximate $100 million, of which $73.9 million was incurred in the first nine months of the year.

Snap-on currently anticipates that its full-year 2023 effective income tax rate will approximate 23%.

Conference Call and Webcast on October 19, 2023, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 19, 2023, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans, as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.5 billion in 2022, and is headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED Condensed Consolidated Statements of Earnings (Amounts in millions, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022

Net sales	$1,159.3	$1,102.5	$3,533.6	$3,336.9
Cost of goods sold	(581.1)	(569.9)	(1,762.1)	(1,716.5)
Gross profit	578.2	532.6	1,771.5	1,620.4
Operating expenses	(333.0)	(309.1)	(989.5)	(927.2)
Operating earnings before financial services	245.2	223.5	782.0	693.2

Financial services revenue	94.9	87.3	280.9	261.4
Financial services expenses	(25.5)	(20.9)	(78.3)	(59.3)
Operating earnings from financial services	69.4	66.4	202.6	202.1

Operating earnings	314.6	289.9	984.6	895.3
Interest expense	(12.4)	(11.8)	(37.4)	(35.1)
Other income (expense) – net	18.0	13.1	50.0	30.7
Earnings before income taxes	320.2	291.2	997.2	890.9
Income tax expense	(71.1)	(61.7)	(223.9)	(201.5)
Net earnings	249.1	229.5	773.3	689.4
Net earnings attributable to noncontrolling interests	(6.0)	(5.6)	(17.5)	(16.6)
Net earnings attributable to Snap-on Inc.	$243.1	$223.9	$755.8	$672.8

Net earnings per share attributable to Snap-on Inc.:
Basic	$4.60	$4.21	$14.29	$12.62
Diluted	4.51	4.14	14.00	12.41

Weighted-average shares outstanding:
Basic	52.8	53.2	52.9	53.3
Effect of dilutive securities	1.1	0.9	1.1	0.9
Diluted	53.9	54.1	54.0	54.2

SNAP-ON INCORPORATED Supplemental Segment Information (Amounts in millions) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022
Net sales:
Commercial & Industrial Group	$366.4	$356.8	$1,094.4	$1,056.0
Snap-on Tools Group	515.4	496.6	1,575.5	1,529.3
Repair Systems & Information Group	431.8	414.0	1,330.4	1,229.0
Segment net sales	1,313.6	1,267.4	4,000.3	3,814.3
Intersegment eliminations	(154.3)	(164.9)	(466.7)	(477.4)
Total net sales	1,159.3	1,102.5	3,533.6	3,336.9
Financial Services revenue	94.9	87.3	280.9	261.4
Total revenues	$1,254.2	$1,189.8	$3,814.5	$3,598.3

Operating earnings:
Commercial & Industrial Group	$58.1	$52.3	$172.0	$149.7
Snap-on Tools Group	113.4	102.2	382.8	342.6
Repair Systems & Information Group	104.9	95.4	319.9	282.7
Financial Services	69.4	66.4	202.6	202.1
Segment operating earnings	345.8	316.3	1,077.3	977.1
Corporate	(31.2)	(26.4)	(92.7)	(81.8)
Operating earnings	314.6	289.9	984.6	895.3
Interest expense	(12.4)	(11.8)	(37.4)	(35.1)
Other income (expense) – net	18.0	13.1	50.0	30.7
Earnings before income taxes	$320.2	$291.2	$997.2	$890.9

SNAP-ON INCORPORATED Condensed Consolidated Balance Sheets (Amounts in millions) (unaudited)

	September 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$959.3	$757.2
Trade and other accounts receivable – net	776.8	761.7
Finance receivables – net	597.5	562.2
Contract receivables – net	119.6	109.9
Inventories – net	1,032.9	1,033.1
Prepaid expenses and other assets	118.9	144.8
Total current assets	3,605.0	3,368.9

Property and equipment – net	524.8	512.6
Operating lease right-of-use assets	68.7	61.5
Deferred income tax assets	75.6	70.0
Long-term finance receivables – net	1,245.9	1,170.8
Long-term contract receivables – net	399.9	383.8
Goodwill	1,035.9	1,045.3
Other intangible assets – net	263.0	275.6
Pension assets	72.7	70.6
Other assets	12.8	13.7
Total assets	$7,304.3	$6,972.8

Liabilities and Equity
Notes payable	$17.3	$17.2
Accounts payable	284.3	287.0
Accrued benefits	57.5	58.6
Accrued compensation	96.1	98.6
Franchisee deposits	76.0	73.8
Other accrued liabilities	450.7	436.4
Total current liabilities	981.9	971.6

Long-term debt	1,184.4	1,183.8
Deferred income tax liabilities	72.8	82.1
Retiree health care benefits	21.8	23.4
Pension liabilities	57.7	78.6
Operating lease liabilities	50.6	44.7
Other long-term liabilities	82.7	85.1
Total liabilities	2,451.9	2,469.3

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.5	67.4
Additional paid-in capital	531.7	499.9
Retained earnings	6,792.3	6,296.2
Accumulated other comprehensive loss	(563.3)	(528.3)
Treasury stock at cost	(1,998.0)	(1,853.9)
Total shareholders' equity attributable to Snap-on Inc.	4,830.2	4,481.3
Noncontrolling interests	22.2	22.2
Total equity	4,852.4	4,503.5
Total liabilities and equity	$7,304.3	$6,972.8

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Three Months Ended
	September 30,	October 1,
	2023	2022
Operating activities:
Net earnings	$249.1	$229.5
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17.8	17.2
Amortization of other intangible assets	6.8	7.2
Provision for losses on finance receivables	12.8	9.5
Provision for losses on non-finance receivables	6.2	4.6
Stock-based compensation expense	11.0	8.1
Deferred income tax benefit	(7.3)	(7.0)
Gain on sales of assets	(0.3)	(0.1)
Changes in operating assets and liabilities:
Trade and other accounts receivable	(7.6)	(36.6)
Contract receivables	(25.0)	(21.7)
Inventories	(7.6)	(100.4)
Prepaid expenses and other assets	16.1	(4.5)
Accounts payable	12.6	4.4
Accruals and other liabilities	0.8	19.7
Net cash provided by operating activities	285.4	129.9

Investing activities:
Additions to finance receivables	(243.5)	(234.1)
Collections of finance receivables	208.4	195.9
Capital expenditures	(25.1)	(20.0)
Disposals of property and equipment	0.5	0.2
Other	—	0.1
Net cash used by investing activities	(59.7)	(57.9)

Financing activities:
Net decrease in other short-term borrowings	(0.3)	(0.2)
Cash dividends paid	(85.6)	(75.7)
Purchases of treasury stock	(51.8)	(50.2)
Proceeds from stock purchase and option plans	9.9	12.2
Other	(7.5)	(6.8)
Net cash used by financing activities	(135.3)	(120.7)

Effect of exchange rate changes on cash and cash equivalents	(2.4)	(4.9)
Increase (decrease) in cash and cash equivalents	88.0	(53.6)

Cash and cash equivalents at beginning of period	871.3	812.9
Cash and cash equivalents at end of period	$959.3	$759.3

Supplemental cash flow disclosures:
Cash paid for interest	$(13.8)	$(13.9)
Net cash paid for income taxes	(76.8)	(58.2)

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Nine Months Ended
	September 30,	October 1,
	2023	2022
Operating activities:
Net earnings	$773.3	$689.4
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	53.6	53.9
Amortization of other intangible assets	20.7	21.6
Provision for losses on finance receivables	40.7	24.9
Provision for losses on non-finance receivables	15.0	11.3
Stock-based compensation expense	31.4	25.6
Deferred income tax benefit	(16.5)	(14.1)
Gain on sales of assets	(0.6)	(3.0)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(38.3)	(110.3)
Contract receivables	(27.9)	(11.3)
Inventories	(21.0)	(223.8)
Prepaid expenses and other assets	30.3	(27.9)
Accounts payable	4.3	46.5
Accruals and other liabilities	(7.7)	(18.2)
Net cash provided by operating activities	857.3	464.6

Investing activities:
Additions to finance receivables	(779.8)	(703.7)
Collections of finance receivables	626.5	622.1
Capital expenditures	(73.9)	(61.5)
Acquisitions of businesses, net of cash acquired	—	0.5
Disposals of property and equipment	1.5	4.4
Other	(1.5)	(0.1)
Net cash used by investing activities	(227.2)	(138.3)

Financing activities:
Net increase in other short-term borrowings	—	2.6
Cash dividends paid	(257.6)	(227.1)
Purchases of treasury stock	(233.8)	(132.8)
Proceeds from stock purchase and option plans	94.5	41.4
Other	(27.0)	(23.3)
Net cash used by financing activities	(423.9)	(339.2)

Effect of exchange rate changes on cash and cash equivalents	(4.1)	(7.8)
Increase (decrease) in cash and cash equivalents	202.1	(20.7)

Cash and cash equivalents at beginning of year	757.2	780.0
Cash and cash equivalents at end of period	$959.3	$759.3

Supplemental cash flow disclosures:
Cash paid for interest	$(36.1)	$(36.3)
Net cash paid for income taxes	(224.5)	(187.4)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and Financial Services businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022

Net sales	$1,159.3	$1,102.5	$—	$—
Cost of goods sold	(581.1)	(569.9)	—	—
Gross profit	578.2	532.6	—	—
Operating expenses	(333.0)	(309.1)	—	—
Operating earnings before financial services	245.2	223.5	—	—

Financial services revenue	—	—	94.9	87.3
Financial services expenses	—	—	(25.5)	(20.9)
Operating earnings from financial services	—	—	69.4	66.4

Operating earnings	245.2	223.5	69.4	66.4
Interest expense	(12.4)	(11.7)	—	(0.1)
Intersegment interest income (expense) – net	16.1	14.7	(16.1)	(14.7)
Other income (expense) – net	17.9	13.0	0.1	0.1
Earnings before income taxes and equity earnings	266.8	239.5	53.4	51.7
Income tax expense	(57.3)	(48.4)	(13.8)	(13.3)
Earnings before equity earnings	209.5	191.1	39.6	38.4
Financial services – net earnings attributable to Snap-on	39.6	38.4	—	—
Net earnings	249.1	229.5	39.6	38.4
Net earnings attributable to noncontrolling interests	(6.0)	(5.6)	—	—
Net earnings attributable to Snap-on	$243.1	$223.9	$39.6	$38.4

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022

Net sales	$3,533.6	$3,336.9	$—	$—
Cost of goods sold	(1,762.1)	(1,716.5)	—	—
Gross profit	1,771.5	1,620.4	—	—
Operating expenses	(989.5)	(927.2)	—	—
Operating earnings before financial services	782.0	693.2	—	—

Financial services revenue	—	—	280.9	261.4
Financial services expenses	—	—	(78.3)	(59.3)
Operating earnings from financial services	—	—	202.6	202.1

Operating earnings	782.0	693.2	202.6	202.1
Interest expense	(37.4)	(35.0)	—	(0.1)
Intersegment interest income (expense) – net	47.9	44.5	(47.9)	(44.5)
Other income (expense) – net	49.8	30.5	0.2	0.2
Earnings before income taxes and equity earnings	842.3	733.2	154.9	157.7
Income tax expense	(183.8)	(160.9)	(40.1)	(40.6)
Earnings before equity earnings	658.5	572.3	114.8	117.1
Financial services – net earnings attributable to Snap-on	114.8	117.1	—	—
Net earnings	773.3	689.4	114.8	117.1
Net earnings attributable to noncontrolling interests	(17.5)	(16.6)	—	—
Net earnings attributable to Snap-on	$755.8	$672.8	$114.8	$117.1

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets (Amounts in millions) (unaudited)

	Operations*		Financial Services
	September 30,	December 31,	September 30,	December 31,
	2023	2022	2023	2022
Assets
Cash and cash equivalents	$959.1	$757.1	$0.2	$0.1
Intersegment receivables	17.7	13.4	—	—
Trade and other accounts receivable – net	776.0	761.1	0.8	0.6
Finance receivables – net	—	—	597.5	562.2
Contract receivables – net	5.7	5.9	113.9	104.0
Inventories – net	1,032.9	1,033.1	—	—
Prepaid expenses and other assets	124.8	149.2	5.7	5.8
Total current assets	2,916.2	2,719.8	718.1	672.7

Property and equipment – net	521.9	510.7	2.9	1.9
Operating lease right-of-use assets	67.6	60.1	1.1	1.4
Investment in Financial Services	386.0	363.9	—	—
Deferred income tax assets	51.8	48.4	23.8	21.6
Intersegment long-term notes receivable	745.8	635.9	—	—
Long-term finance receivables – net	—	—	1,245.9	1,170.8
Long-term contract receivables – net	8.9	9.6	391.0	374.2
Goodwill	1,035.9	1,045.3	—	—
Other intangible assets – net	263.0	275.6	—	—
Pension assets	72.7	70.6	—	—
Other assets	28.1	27.1	0.2	0.1
Total assets	$6,097.9	$5,767.0	$2,383.0	$2,242.7

Liabilities and Equity
Notes payable	$17.3	$17.2	$—	$—
Accounts payable	283.3	285.8	1.0	1.2
Intersegment payables	—	—	17.7	13.4
Accrued benefits	57.5	58.6	—	—
Accrued compensation	93.2	95.6	2.9	3.0
Franchisee deposits	76.0	73.8	—	—
Other accrued liabilities	434.4	420.8	27.9	25.8
Total current liabilities	961.7	951.8	49.5	43.4

Long-term debt and intersegment long-term debt	—	—	1,930.2	1,819.7
Deferred income tax liabilities	72.8	82.1	—	—
Retiree health care benefits	21.8	23.4	—	—
Pension liabilities	57.7	78.6	—	—
Operating lease liabilities	49.8	43.6	0.8	1.1
Other long-term liabilities	81.7	84.0	16.5	14.6
Total liabilities	1,245.5	1,263.5	1,997.0	1,878.8

Total shareholders' equity attributable to Snap-on	4,830.2	4,481.3	386.0	363.9
Noncontrolling interests	22.2	22.2	—	—
Total equity	4,852.4	4,503.5	386.0	363.9
Total liabilities and equity	$6,097.9	$5,767.0	$2,383.0	$2,242.7

* Snap-on with Financial Services presented on the equity method.

Contacts

Investors:
Sara Verbsky
262/656-4869

Media:
Samuel Bottum
262/656-5793